The Simply Good Foods Company Reports Fiscal First Quarter 2023 Financial
Results and Reaffirms Full Fiscal Year 2023 Net Sales and Adjusted EBITDA Outlook

Denver, CO, January 5, 2023 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today reported financial results for the thirteen weeks ended November 26, 2022.

First Quarter Summary:(1)
•Net sales increased 7.0%
•Net income(2) of $35.9 million versus $21.2 million
•Earnings per diluted share (“EPS”)(2) of $0.36 versus $0.22
•Adjusted Diluted EPS(3) of $0.42 versus $0.43
•Adjusted EBITDA(4) of $60.8 million versus $65.6 million
Reaffirm fiscal year 2023 Net Sales and Adjusted EBITDA(4) outlook:
•Net sales expected to increase slightly greater than the Company's long-term algorithm of 4-6%, including a headwind of almost 1 percentage point related to the frozen pizza licensing
•Adjusted EBITDA(4,5) anticipated to increase in line with the net sales growth rate

“We are pleased with our fiscal first quarter financial and marketplace results in a challenging cost and operating environment,” said Joseph E. Scalzo, President and Chief Executive Officer of Simply Goods Foods. “Simply Good Foods retail takeaway in the first quarter of fiscal 2023, in the combined measured and unmeasured channels, was solid and increased about 14%, driven by strong retailer programming, new product success and marketing investments that increased household penetration of our brands. As expected, retail takeaway outpaced net sales growth of 7.0%. Ingredient and packaging cost inflation, as well as trade investment, was largely in line with expectations. However, logistics and contract manufacturer costs were greater than estimates. While early, we are seeing signs of an improving outlook related to ingredient and packaging costs in the second half of fiscal year 2023, as such, there is no change to our full year fiscal 2023 gross margin outlook. We believe the Company is uniquely positioned within the nutritional snacking category to succeed in a challenging economic environment and continue to expect that in fiscal year 2023 net sales will increase slightly greater than our 4-6% long-term algorithm and that Adjusted EBITDA will increase in line with the net sales growth rate.”

Fiscal First Quarter 2023 Results

Net sales increased $19.6 million, or 7.0%, to $300.9 million versus the year ago period. Net price realization was about a 9.8 percentage point contribution to net sales growth and volume was off about 1.7 percentage points. The March 2022 agreement to license the Quest frozen pizza business to Bellisio Foods was a 1.1 percentage point headwind. North America net sales increased 7.8% driven by Quest and the international business declined 16.5% due to lower velocities, the timing of shipments and foreign exchange.

Total Simply Good Foods retail takeaway for the thirteen weeks ended November 26, 2022, increased 11.1% in the U.S. measured channels of IRI MULO + Convenience Stores. In the first quarter of fiscal 2023, total Simply Good Foods combined measured and unmeasured channel U.S. retail takeaway increased about 14%. Atkins and Quest retail takeaway in the combined measured and unmeasured channels increased about 4% and 24%, respectively.

Gross profit was $111.0 million for the first quarter of fiscal 2023, a decline of $5.6 million from the year ago period, resulting in gross margin of 36.9%. The 450 basis points decline versus the year ago period was slightly higher than forecast. Ingredient and packaging cost inflation, as well as trade investment, was in line with expectations while logistics and contract manufacturer costs were greater than estimates.

In the first quarter of fiscal 2023, the Company reported net income of $35.9 million compared to $21.2 million for the comparable period of fiscal 2022. In the first quarter of fiscal 2022, results were affected by the remeasurement of the Company’s private warrant liabilities. Specifically, in the first quarter of fiscal 2022, the Company recognized a non-operating, non-cash charge of $17.3 million related to the fair value change of private warrant liabilities. As previously disclosed, on January 10, 2022, the private warrants were fully exercised on a cashless basis, and, as a result, there were no outstanding private warrants during the first quarter of fiscal 2023.

Operating expenses of $58.5 million was about the same as the comparable period of 2022. Selling and marketing expenses were $28.5 million versus $30.5 million. General and administrative (“G&A”) expenses increased $1.9 million to $25.6 million primarily due to higher employee related costs and corporate expense.

Interest expense was $7.1 million, an increase of $0.7 million versus the first quarter of fiscal 2022.

Adjusted EBITDA(4), a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, was $60.8 million versus $65.6 million in the year ago period.

In the first quarter of fiscal 2023, the Company reported earnings per diluted share (“Diluted EPS”) of $0.36 versus $0.22 in the year ago period. In the first quarter of fiscal 2022, Diluted EPS reflects the remeasurement of private warrant liabilities which did not repeat in the first quarter of fiscal 2023. The diluted weighted average total shares outstanding in the first quarter of fiscal 2023 was approximately 100.7 million versus 97.9 million in the year ago period.

Adjusted Diluted EPS(3), a non-GAAP financial measure used by the Company that makes certain adjustments to Diluted EPS calculated under GAAP, was $0.42 versus $0.43 in the year ago period. The calculation of Adjusted Diluted EPS for the first quarter of fiscal 2023 and the first quarter of fiscal 2022 assumes fully diluted shares outstanding(2, 3) of approximately 100.7 million shares and 102.5 million shares, respectively, which reverses the exclusion of the private warrants in fully diluted shares outstanding under GAAP for the first quarter of fiscal 2022.

Balance Sheet and Cash Flow

At the end of the first quarter of fiscal 2023, the Company had cash of $54.1 million. Cash flow from operations in the first quarter of fiscal 2023 was about $8.7 million and affected by the timing of working capital. The Company anticipates that full year fiscal 2023 cash flow from operations will be greater than last year.

During the first quarter of fiscal 2023, the Company repurchased $16.4 million of its common stock at an average cost of $30.11 per share. As of January 4, 2023, an aggregate of approximately $71.5 million is available under the Company’s revised stock repurchase authorization. Additionally, the Company repaid $6.5 million of its term loan debt and at November 26, 2022, the outstanding principal balance was $400.0 million.

Outlook

In a challenging economic environment, the Company believes it is well positioned to generate solid net sales and Adjusted EBITDA growth in fiscal 2023. There is no change to the full year fiscal 2023 gross margin outlook. The Company continues to expect supply chain costs to be higher than last year, and, while early, there are signs of an improving outlook for ingredient and packaging costs in the second half of fiscal year 2023. The Company has made significant marketing and organizational investments in its business over the past few years, which it believes should continue to result in the growth of its consumer base, distribution and market share gains. As such, the Company continues to expect total SG&A expenses will be about the same as last year. Therefore, the Company continues to anticipate the following in fiscal 2023:

•Net sales to increase slightly greater than the 4-6% long-term algorithm. Included in the sales outlook is a headwind of almost 1 percentage point related to the previously discussed agreement to license the Quest frozen pizza business;

•Gross margin will decline versus last year, although at a lower rate than fiscal 2022;

•Full-year fiscal 2023 Adjusted EBITDA(4,5) to increase in line with the net sales growth rate; and,

•Adjusted Diluted EPS(3,5) to increase less than the Adjusted EBITDA(4,5) growth rate due to the Company’s expectation of higher interest expense from an increase in the variable interest rate related to its term loan debt, partially mitigated by fewer shares outstanding.

___________________________________
(1) All comparisons for the first quarter ended November 26, 2022 versus the first quarter ended November 27, 2021.
(2) Reflects, for the reporting period, the Company’s private warrants to purchase shares of common stock now being classified as a liability and measured at fair value, with changes in fair value each period reported in earnings in accordance with Accounting Standards Codification 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, which affected Net income and fully diluted shares outstanding.
(3) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. Please refer to “Reconciliation of Adjusted Diluted Earnings Per Share” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(4) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure. Please refer to “Reconciliation of EBITDA and Adjusted EBITDA” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(5) The Company does not provide a forward-looking reconciliation of Adjusted Diluted Earnings Per Share to Earnings Per Share or Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measures, expected for 2023, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.

Conference Call and Webcast Information
The Company will host a conference call with members of the executive management team to discuss these results today, Thursday, January 5, 2023, at 6:30 a.m. Mountain time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and International callers can dial 201-689-8263. In addition, the call and accompanying presentation slides will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company's website at http://www.thesimplygoodfoodscompany.com. A telephone replay will be available approximately two hours after the call concludes and will be available through January 19, 2023, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13734892.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company that aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements, and other product offerings. The product portfolio we develop, market and sell consists primarily of protein bars, ready-to-drink (“RTD”) shakes, sweet and salty snacks and confectionery products marketed under the Atkins®, Atkins Endulge®, Quest® and Quest Hero™ brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with acquisition opportunities in the nutritional snacking space. For more information, please refer to http://www.thesimplygoodfoodscompany.com.

Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Undue reliance should not be placed on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things, statements regarding the effect of the novel coronavirus (“COVID-19”) on our business, financial condition and results of operations, our ability to continue to operate at a profit, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy, unexpected costs, the amounts of or changes with respect to certain anticipated restructuring, raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with the Quest Acquisition, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and political conditions affecting us and the industry in which we operate, unforeseen business disruptions or other effects due to current global geopolitical tensions, including relating to Ukraine, changes in consumer preferences and purchasing habits, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
(720) 768-2681
mpogharian@simplygoodfoodsco.com

The Simply Good Foods Company and Subsidiaries
Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share and per share data)

	November 26, 2022	August 27, 2022
Assets
Current assets:
Cash	54,144	67,494
Accounts receivable, net	158,883	132,667
Inventories	124,119	125,479
Prepaid expenses	5,564	5,027
Other current assets	14,590	20,934
Total current assets	357,300	351,601

Long-term assets:
Property and equipment, net	17,668	18,157
Intangible assets, net	1,119,347	1,123,258
Goodwill	543,134	543,134
Other long-term assets	55,614	58,099
Total assets	2,093,063	2,094,249

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	55,249	62,149
Accrued interest	257	160
Accrued expenses and other current liabilities	25,158	39,675
Current maturities of long-term debt	250	264
Total current liabilities	80,914	102,248

Long-term liabilities:
Long-term debt, less current maturities	396,994	403,022
Deferred income taxes	108,894	105,676
Warrant liability	—	—
Other long-term liabilities	42,905	44,639
Total liabilities	629,707	655,585

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 101,856,457 and 101,322,834 shares issued at November 26, 2022 and August 27, 2022, respectively	1,019	1,013
Treasury stock, 2,365,100 shares and 1,818,754 shares at cost at November 26, 2022 and August 27, 2022, respectively	(78,451)	(62,003)
Additional paid-in-capital	1,292,720	1,287,224
Retained earnings	250,241	214,381
Accumulated other comprehensive loss	(2,173)	(1,951)
Total stockholders’ equity	1,463,356	1,438,664
Total liabilities and stockholders’ equity	2,093,063	2,094,249

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Unaudited, dollars in thousands, except share and per share data)

	Thirteen Weeks Ended
	November 26, 2022	November 27, 2021
Net sales	$300,878	$281,265
Cost of goods sold	189,886	164,710
Gross profit	110,992	116,555

Operating expenses:
Selling and marketing	28,534	30,527
General and administrative	25,641	23,702
Depreciation and amortization	4,327	4,320
Total operating expenses	58,502	58,549

Income from operations	52,490	58,006

Other income (expense):
Interest income	7	1
Interest expense	(7,055)	(6,371)
Loss in fair value change of warrant liability	—	(17,317)
Gain (loss) on foreign currency transactions	108	(353)
Other income	6	9
Total other expense	(6,934)	(24,031)

Income before income taxes	45,556	33,975
Income tax expense	9,696	12,823
Net income	$35,860	$21,152

Other comprehensive income:
Foreign currency translation	(222)	(40)

Comprehensive income	$35,638	$21,112

Earnings per share from net income:
Basic	$0.36	$0.22
Diluted	$0.36	$0.22
Weighted average shares outstanding:
Basic	99,200,557	95,856,845
Diluted	100,723,036	97,861,573

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	Thirteen Weeks Ended
	November 26, 2022	November 27, 2021
Operating activities
Net income	$35,860	$21,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,952	4,741
Amortization of deferred financing costs and debt discount	532	821
Stock compensation expense	3,313	2,605
Change in fair value change of warrant liability	—	17,317
Estimated credit losses	(141)	15
Unrealized gain on foreign currency transactions	(108)	353
Deferred income taxes	3,206	6,687
Amortization of operating lease right-of-use asset	1,660	1,643
Gain on lease termination	—	(30)
Other	571	(27)
Changes in operating assets and liabilities:
Accounts receivable, net	(26,288)	(13,993)
Inventories	638	(15,331)
Prepaid expenses	(541)	—
Other current assets	8,631	(98)
Accounts payable	(6,609)	(14,220)
Accrued interest	97	(60)
Accrued expenses and other current liabilities	(14,843)	(17,902)
Other assets and liabilities	(2,212)	(1,002)
Net cash provided by (used in) operating activities	8,718	(7,329)

Investing activities
Purchases of property and equipment	(1,151)	(2,691)
Issuance of note receivable	—	(1,500)
Investments in intangible and other assets	(87)	(186)
Net cash used in investing activities	(1,238)	(4,377)

Financing activities
Proceeds from option exercises	4,563	274
Tax payments related to issuance of restricted stock units and performance stock units	(2,298)	(3,188)
Payments on finance lease obligations	(78)	(78)
Repurchase of common stock	(16,448)	—
Principal payments of long-term debt	(6,500)	(25,000)
Net cash used in financing activities	(20,761)	(27,992)

Cash and cash equivalents
Net decrease in cash	(13,281)	(39,698)
Effect of exchange rate on cash	(69)	(200)
Cash at beginning of period	67,494	75,345
Cash and cash equivalents at end of period	$54,144	$35,447

Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: stock-based compensation expense, integration costs, restructuring costs, gain or loss in fair value change of warrant liability, and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to its most directly comparable GAAP measure, which is net income, for the thirteen and thirteen weeks ended November 26, 2022 and November 27, 2021:

(In thousands)	Thirteen Weeks Ended
	November 26, 2022	November 27, 2021
Net income	$35,860	$21,152
Interest income	(7)	(1)
Interest expense	7,055	6,371
Income tax expense	9,696	12,823
Depreciation and amortization	4,952	4,741
EBITDA	57,556	45,086
Stock-based compensation expense	3,313	2,605
Integration of Quest	—	55
Restructuring	—	42
Loss in fair value change of warrant liability	—	17,317
Other (1)	(103)	510
Adjusted EBITDA	$60,766	$65,615

Reconciliation of Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings per Share. Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before depreciation and amortization, loss in fair value change of warrant liability, stock-based compensation expense, and other non-core expenses, on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company's statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited tables below provide a reconciliation of Adjusted Diluted Earnings Per Share to its most directly comparable GAAP measure, which is diluted earnings per share, for the thirteen weeks ended November 26, 2022 and November 27, 2021:

	Thirteen Weeks Ended
	November 26, 2022	November 27, 2021
Diluted earnings per share	$0.36	$0.22

Depreciation and amortization	0.05	0.05
Stock-based compensation expense	0.03	0.03
Other (1)	—	0.01
Tax effects of adjustments (2)	(0.02)	(0.02)
Loss in fair value change of warrant liability (3)	—	0.18
Dilution impact from adjustments (3, 4)	—	(0.02)
Rounding (5)	—	(0.02)
Adjusted diluted earnings per share	$0.42	$0.43
(1) Other items consist principally of exchange impact of foreign currency transactions and other expenses.
(2) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the thirteen weeks ended November 26, 2022 and 27% for the thirteen weeks ended November 27, 2021.

(3) Diluted earnings per share includes the fair value loss and related exclusion of anti-dilutive shares related to the Private Warrants in accordance with GAAP. With respect to the Company's non-GAAP measure, the non-cash fair value loss is reversed. The fair value adjustments are a permanent tax difference and do not effect tax expense. Note, mark to market gain adjustments are already excluded from the numerator, and dilutive shares are included, in calculating diluted earnings per share in accordance with GAAP.

(4) As noted above, the Company excludes the non-cash fair value loss related to its private warrant liabilities. The Company subsequently considers the dilutive share count effect of such adjustment such that the shares excluded in accordance with GAAP are included in this non-GAAP measure.

(5) Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.